Exhibit 10.202
THE IMMUNE RESPONSE CORPORATION
5931 Darwin Court
Carlsbad, California 92008
February 22, 2006
Spencer Trask Ventures, Inc.
535 Madison Avenue, 18th Floor
New York, New York 10022
     Re: Right of First Refusal
Gentlemen:
     Reference is made to that certain Placement Agency Agreement dated February 9, 2006 (the “Placement Agency Agreement”) by and between Spencer Trask Ventures, Inc. (the “Placement Agent”) and The Immune Response Corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Placement Agency Agreement.
     The Company hereby grants to the Placement Agent, for a period of twelve (12) months from the Final Closing (the “Term”), the irrevocable preferential right of first refusal (the “Right of First Refusal”) described below to purchase for the Placement Agent’s account or to act as an agent for any proposed private offering of the Company’s securities (equity or debt) by the Company. The Company shall offer the Placement Agent the opportunity to purchase or sell such securities on terms no less favorable than it can obtain elsewhere. If, within twenty (20) business days after the receipt of a notice of intention and statement of terms, the Placement Agent does not accept in writing such offer to purchase such securities or to act as agent with respect to such offering upon the terms proposed, then the Company shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before the Company shall accept any proposal materially less favorable to it than as originally proposed to the Placement Agent, the Placement Agent’s preferential right shall be applied, and the procedure set forth above with respect to such modified proposal shall be adopted. The Placement Agent’s failure to exercise these preferential rights in any situation shall not affect the Placement Agent’s preferential rights to any subsequent offering during the Term.
     The Company represents and warrants that no other person has any right to participate as placement agent in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s preferential rights shall apply.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Right of First Refusal Certificate
Signature Page

The Immune Response Corporation

By:

Name:
Title:
Agreed and Accepted:
Spencer Trask Ventures, Inc.

By:

William P. Dioguardi
President

2